EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Equity Investor Fund, Select S&P Industrial Portfolio 1997 Series G
Defined Asset Funds

We consent to the use in this Registration Statement No. 333-33067 of our report dated October 20, 1997, relating to the Statement of Condition of Equity Investor Fund, Select S&P Industrial Portfolio 1997 Series G, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 20, 1997